EX-28.h.2.m

DFA INVESTMENT DIMENSIONS GROUP INC.

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

ADDENDUM NUMBER SIXTEEN

THIS ADDENDUM is made as of the 4th day of April, 2005, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PFPC INC., formerly known as “Provident Financial Processing Corporation,” a Delaware corporation (“PFPC”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement, dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement, as agreed to in writing by PFPC and the Fund; and

WHEREAS, PFPC presently provides such services to the existing portfolios of the Fund, and has agreed to provide such services to a new portfolio of the Fund, designated as Emerging Markets Core Equity Portfolio, which is listed on Schedule B, attached hereto; and

WHEREAS, PFPC presently provides such services to that portfolio of the Fund designated AAM/DFA International High Book to Market Portfolio, which portfolio has been renamed LWAS/DFA International High Book to Market Portfolio and such new designation is listed on Schedule B, attached hereto; and

WHEREAS, LD U.S. Marketwide Portfolio, HD U.S. Marketwide Portfolio, LD U.S. Marketwide Value Portfolio and the HD U.S. Marketwide Value Portfolio ceased to be series of the Fund as of September 8, 2004 and as of that date were no longer considered “Shares” under the Agreement; and

WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those portfolios set forth on “Schedule B, Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated April 4, 2005,” which is attached hereto, shall be “Portfolios” under the Agreement.

2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed to in writing, from time to time, by the Fund and PFPC.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be April 4, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Sixteen to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Valerie Brown
Name:	Valerie A. Brown
Title:	Vice President

PFPC INC.

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	SVP

Amended and Restated

April 4, 2005

SCHEDULE B

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Small Cap Portfolio

U.S. Large Company Portfolio

U.S. Small Cap Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Small XM Value Portfolio

LWAS/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Pacific Rim Small Company Portfolio

DFA One-Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA International Small Cap Value Portfolio

Large Cap International Portfolio

DFA Five-Year Global Fixed Income Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA Small Value Portfolio

VA Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. Small Cap Value Portfolio

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed DFA International Value Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

Tax-Managed U.S. Equity Portfolio

DFA Short-Term Municipal Bond Portfolio

Emerging Markets Core Equity Portfolio